EXHIBIT 10.9
EXECUTIVE EMPLOYMENT AGREEMENT AMENDMENT
EXECUTIVE EMPLOYMENT AGREEMENT AMENDMENT, effective as of June 1, 2007, by and between INTERSTATE HOTELS & RESORTS, INC., a Delaware corporation ((the “Company”), INTERSTATE MANAGEMENT COMPANY, L.L.C., a Delaware limited liability company (the “LLC”) and any successor employer, and Christopher L. Bennett (the “Executive”), an individual residing at _____________________.
     The Company and the LLC desire to amend the Employment Agreement, dated as of May 11, 2005, by and between the Company, the LLC and the Executive (the “Amendment”), on the terms and subject to the conditions set forth in this amendment (the “Amendment”);
     Now, therefore, in consideration of the mutual covenants set forth herein and other good and valuable consideration the parties hereto hereby agree as follows:
1.	Salary; Additional Compensation; Perquisites and Benefits. Paragraph 3(b) of the agreement is hereby amended and restated is its entirety as follows:
          “(b) For each fiscal year during the Term beginning with the effective date of this Amendment, the Executive will be eligible to receive a bonus from the Company. The award and amount of such bonus shall be based upon the achievement of predefined operating or performance goals and other criteria established by the Compensation Committee, which goals shall give the Executive the opportunity to earn a cash bonus equal to an amount between 0% and 100% of base salary.”
2.	Miscellaneous:
          a. Ratification. Except as amended herein, all other terms, conditions and provisions contained in the Agreement, as previously amended, shall continue to apply and are expressly ratified and confirmed and the parties hereby acknowledge that the Agreement is in full force and effect an neither party is in default or breach thereof.
          b. Facsimile Signatures. This Amendment may be executed by facsimile. Facsimile signatures shall be deemed effective for all purposes.
          c. Counterparts. This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all of which, when taken together, shall constitute one and the same agreement.
          d. Capitalized Terms. All capitalized terms not otherwise defined in this Amendment shall have the same meanings herein as are given to them in the Agreement.
          e. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

EXECUTIVE:
/s/ Christopher L. Bennett
Christopher L. Bennett

COMPANY:
INTERSTATE HOTELS & RESORTS, INC.

By:	/s/ Thomas F. Hewitt
Name:	Thomas F. Hewitt
Title:	Chief Executive Officer

LLC:
INTERSTATE MANAGEMENT COMPANY, LLC
By:	Interstate Operating Company, L.P., a member

By:	Interstate Hotels & Resorts, Inc., its general partner

By:	/s/ Thomas F. Hewitt
Name:	Thomas F. Hewitt
Title:	Chief Executive Officer